Sophisticated IR Services

Lyons Capital, LLC

One Boca Place

2255 Glades Road

Suite 324 A

Boca Raton, Fl 33431

T-(561) 445-9939

F-(561) 338-0381

jason@lyonscapital.com

www.lyonscapital.com

Engagement Letter: 12/21/05

This is to confirm that Lyons Capital, LLC will be retained for Investor Relations Services, by: MGN TECHNOLOGIES INC. (MGNLF.OB)

Lyons Capital LLC will receive, 200,000 shares of Restricted, RULE144 Stock, for services rendered, which will include; Dinner and Lunch presentations in New York, Florida, and Europe for retail and Institutional investors.

Lyons Capital guarantees at least 50 new relationships through this road show process.  Attendees are from many major and second tier Investment banking firms.

Lyons Capital will provide a detailed list of all attendees with their contact information.  And set up future meetings with interested parties for as long as it takes!

Lyons Capital will feature MGNML.OB on it’s website as a “Featured new company on the move”, with direct links to all company news.

In the likely event that the client secures any sort of funding through our introductions, Lyons Capital will negotiate a consulting fee for this additional service.

Client agrees to reimburse Lyons Capital for any expenses incurred during the road show, which include Travel, Hotel, and the hard costs for all presentations.  Lunch approx.: $2,500. Dinner approx.: $3,500.

We look forward to working with you.

Jason S. Lyons

Client’s signature and Title:

Chairman

“Mark Jensen”

CEO